                                                                  EXHIBIT 4.6(V)



                      THIRD AMENDMENT TO CREDIT AGREEMENT
                                  AND CONSENT

     THIS AMENDMENT AND CONSENT, dated as of April 7, 1998 (the "Amendment")
                                                                 ---------
relating to the Credit Agreement referenced below, by and among NATIONAL EQUIPMENT SERVICES, INC., a Delaware corporation (the "Company"), NES
                                                       -------
ACQUISITION CORP., a Delaware corporation and BAT ACQUISITION CORP., a Delaware corporation, (collectively referred to as the "Existing Subsidiary Borrowers" or
                                               -----------------------------
individually referred to as an "Existing Subsidiary Borrower"), NES EAST
                                ----------------------------
ACQUISITION CORP., a Delaware corporation (and successor to AERIAL PLATFORMS, INC., a Georgia corporation and MST ENTERPRISES, INC., a Virginia corporation), NES MICHIGAN ACQUISITION CORP., a Delaware corporation, and ALBANY LADDER COMPANY, INC., a New York corporation (collectively referred to as the "Applicant Subsidiary Borrowers" or individually referred to as an "Applicant
 ------------------------------                                     ---------
Subsidiary Borrower" (hereinafter, the Company, the Existing Subsidiary
-------------------
Borrowers and the Applicant Subsidiary Borrowers collectively referred to as the "Borrowers" or individually referred to as a "Borrower"), each of those
 ---------                                    --------
financial institutions identified as Lenders on the signature pages hereto (together with each of their successors and assigns, referred to individually as a "Lender" and, collectively, as the "Lenders"), and FIRST UNION COMMERCIAL
   ------                             -------
CORPORATION ("FUCC"), acting in the manner and to the extent described in
              ----
Article XIII of the Credit Agreement (in such capacity, the "Agent").  Terms
------------                                                 -----
used herein but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

                              W I T N E S S E T H

     WHEREAS, a $115,000,000 credit facility has been extended to the Borrowers pursuant to the terms of that certain Credit Agreement dated as of July 1, 1997 (as amended, modified or otherwise supplemented, the "Credit Agreement") among
                                                      ----------------
the Borrowers, the Lenders and the Agent;

     WHEREAS, the Borrowers have requested that the Credit Agreement be amended as described herein;

     WHEREAS, BankBoston, N.A. (the "Withdrawing Lender") desires to withdraw
                                     ------------------
from the Credit Agreement;

  WHEREAS, the Applicant Borrowers desire to become Borrowers under the Credit Agreement; and

  WHEREAS, the Lenders other than the Withdrawing Lender (collectively, the

"Non-Withdrawing Lenders") are willing to furnish such consent and
 -----------------------
acknowledgment and make such amendments;

  NOW, THEREFORE, IN CONSIDERATION of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          (A)  Amendments.
               ----------

               1. (a) The definitions of Consolidated EBITDAR, Consolidated Rental Expense, Excess Cash Flow, Interest/Rental Expense Coverage Ratio and Leverage Ratio are deleted from Section 1.1 in their entireties.

               (b)       The definition of Applicable Percentage appearing in
          Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

               "Applicable Percentage" shall mean for Eurodollar Loans, Base Rate Loans and Unused Line Fees, the appropriate applicable percentages corresponding to the Total Debt Leverage Ratio in effect as of the most recent Calculation Date as shown below:

          ------------------------------------------------------------------------------------------------------------------------
                          Total Debt                                Applicable             Applicable               Applicable
                           Leverage                               Percentage for          Percentage for           Percentage for
          Tier Level        Ratio                                Eurodollar Loans        Base Rate Loans          Unused Line Fee
             s
           -----------------------------------------------------------------------------------------------------------------------
           -----------------------------------------------------------------------------------------------------------------------
             1            greater than or equal to 4.5 to 1.0          2.25%                  0.75%                     0.375%
           -----------------------------------------------------------------------------------------------------------------------
             2            greater than or equal to 3.5 to 1.0          2.00%                  0.50%                     0.375%
                          but less 4.5 to 1.0
           -----------------------------------------------------------------------------------------------------------------------
             3            greater than or equal to 2.5 to 1.0          1.75%                  0.25%                      0.375%
                          but less than 3.5 to 1.0
          ------------------------------------------------------------------------------------------------------------------------
             4            less than 2.5 to 1.0                         1.50%                     0%                      0.30%
          ------------------------------------------------------------------------------------------------------------------------

               The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date on which the Company provides the quarterly officer's certificate in accordance with the provisions of
               Section 7.1(c); provided, however, that (i) the initial
               --------------  --------  -------
               Applicable Percentages shall be based on Tier Level 1 (as shown above) and shall remain at Tier Level 1 until the first Calculation Date subsequent to September 30, 1997, (ii) on and after March 31, 1998, the Applicable Percentages shall be based on Tier Level 3 until the first Calculation Date following such date, and thereafter, the Tier Level shall be determined by the then current Total Debt Leverage Ratio, and (iii) if the Company fails to provide the officer's certificate to the Agent for any fiscal quarter as required by and within the time limits set forth in Section 7.1(c), the Applicable Percentages from the
                        --------------
               applicable date of such failure shall be based on

               Tier Level 1 until five Business Days after an appropriate officer's certificate is provided, whereupon the Tier Level shall be determined by the Total Debt Leverage Ratio set forth in such certificate. Except as set forth above, each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date.

               (c) The definition of Consolidated Fixed Charges appearing in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

               "Consolidated Fixed Charges" shall mean, for any period of
                --------------------------
               computation, the sum of (i) Consolidated Interest Expense for the applicable period minus (ii) capitalized costs incurred in connection with the issuance of the Senior Subordinated Notes which are amortized during the applicable period (to the extent any such capitalized costs amortized during such period were included in the calculation of Consolidated Interest Expense) plus (iii) Consolidated Funded Debt Payments for the applicable period.

               (d) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition:

               "Consolidated Senior Debt" shall mean, as of the date of
                ------------------------
               determination, Consolidated Funded Indebtedness excluding Subordinated Debt.

               (e) Clause (iii) of the definition of Permitted Acquisition appearing in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

               (iii) the ratio of the purchase price for the Acquired Company to the net income of the Acquired Company before interest, taxes, depreciation and amortization (computed for the most recently ended 12-month period) shall not exceed 5.0 to 1.0 or such greater ratio as approved by the Required Lenders,

               (f)    The definition of Revolving Committed Amount appearing in
          Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

               "Revolving Credit Committed Amount" shall mean the aggregate
                ---------------------------------
               revolving credit line extended by the Lenders to the Borrowers for Revolving Loans and Letters of Credit pursuant to and in accordance with the terms of this Credit Agreement, in an amount up to $140,000,000, as such revolving credit line may be reduced from time to time in accordance with Section 2.3(d).
                                                    --------------

               (g) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition:

               "Senior Debt Leverage Ratio" shall mean (i) as of March 31, 1998, the ratio of Consolidated Senior Debt (computed as of the last day of such fiscal quarter) to Consolidated EBITDA multiplied by one and one-third (1-1/3) (computed for the three fiscal quarters then ending) and (ii) as of June 30, 1998 and as of the last day of each fiscal quarter ending thereafter, the ratio of Consolidated Senior Debt (computed as of the last day of each such fiscal quarter) to Consolidated EBITDA (computed for the four fiscal quarters then ending).

               (h)       The definition of Subordinated Debt appearing in
          Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

               "Subordinated Debt" shall mean (a) the indebtedness evidenced by
                -----------------
               the Existing Subordinated Notes, (b) $100,000,000 10% Senior Subordinated Notes of the Company due 2004 and (c) any other unsecured Indebtedness incurred by any Borrower, which, in each case, is expressly subordinated and made junior to the payment and performance in full of the Obligations and contains terms and conditions reasonably satisfactory to the Required Lenders, provided that the Lenders acknowledge that subordination and other terms and conditions substantially identical, in the sole judgment of the Agent, to those contained in the form of Subordinated Note attached hereto as Exhibit N are satisfactory.
                                                    ---------

               (i) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition:

               "Total Debt Leverage Ratio" shall mean (i) as of March 31, 1998,
                -------------------------
               the ratio of Consolidated Funded Indebtedness minus proceeds of the Senior Subordinated Notes held in cash by the Company or invested by the Company in Cash Equivalents (computed as of the last day of such fiscal quarter) to Consolidated EBITDA multiplied by one and one-third (1-1/3) (computed for the three fiscal quarters then ending) and (ii) as of June 30, 1998 and as of the last day of each fiscal quarter ending thereafter, the ratio of Consolidated Funded Indebtedness minus proceeds of the Senior Subordinated Notes held in cash by the Company or invested by the Company in Cash Equivalents (computed as of the last day of each such fiscal quarter) to Consolidated EBITDA (computed for the four fiscal quarters then ending).

          2. Section 2.3(b)(ii) of the Credit Agreement is deleted in its entirety.

          3. The first sentence of Section 3.1 of the Credit Agreement is amended to read as follows:

          Subject to the terms and conditions hereof and of the Letter of Credit Documents, if any, and any other terms and conditions which the Issuing Bank may reasonably require, the Lenders will participate in the issuance by the Issuing Bank from time to time of such Letters of Credit in Dollars from the Closing Date until the Maturity Date as the Borrowers may request, in a form acceptable to the Issuing Bank; provided, however, that (i) the Letter of Credit Obligations
          --------  -------
          outstanding shall not at any time exceed ONE MILLION DOLLARS ($1,000,000) (the "Letter of Credit Committed Amount") and
                             ----------------------------------
          (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus Letter of Credit Obligations outstanding shall
                          ----
          not at any time exceed the lesser of the Revolving Credit Committed Amount or the Borrowing Base.

          4. The requirement in Section 7.1(c) of the Credit Agreement to deliver the annual calculation of Excess Cash Flow is deleted in its entirety.

          5. Section 8.2 of the Credit Agreement is amended in its entirety to read as follows:

                    8.2  Total Debt Leverage Ratio.
                         -------------------------

               The Borrowers shall maintain a Total Debt Leverage Ratio of not greater than 5.0 to 1.0 as of the last day of each fiscal quarter.

          6.   Section 8.4 of the Credit Agreement is replaced with a new
     Section 8.4 to read as follows:

                    8.4  Senior Debt Leverage Ratio.
                         --------------------------

               The Borrowers shall maintain a Senior Debt Leverage Ratio of not greater than 3.5 to 1.0 as of the last day of each fiscal quarter.

          7.   Section 8.5 of the Credit Agreement is deleted in its entirety.

          8. Schedule 1.1A of the Credit Agreement is deleted in its entirety and replaced with new Schedule 1.1A attached hereto.

     (B)  Reallocation/Termination of Commitments; Repayment to Withdrawing
          -----------------------------------------------------------------
Lender.
------

     The Commitment of the Withdrawing Lender shall be terminated and reallocated among the Non-Withdrawing Lenders as provided in Schedule 1.1A attached hereto. On the effective date of this Amendment the Non-Withdrawing Lenders shall each pay to the Agent, for the benefit of the Withdrawing Lender, its pro rata share of the amount of outstanding Loans made by the Withdrawing Lender to reflect the reallocation and termination of the Withdrawing Lender's Commitment effected hereby. The Agent shall notify the Non-Withdrawing Lenders of their respective pro rata shares of the amount to be repaid to the Withdrawing Lender and shall promptly repay the amount so received from the Non-Withdrawing Lenders to the Withdrawing Lender. The Withdrawing Lender joins in the execution of this Amendment for purposes of acknowledging and consenting to the termination of its Commitment under the Credit Agreement.

     (C)  Releases.
          --------

     The Non-Withdrawing Lenders and the Borrowers hereby agree to release the Withdrawing Lender from its obligations and liabilities under the Credit Agreement and other Credit Documents and the Withdrawing Lender hereby agrees to relinquish and forego any claims it has or may have against the Agent and the Borrowers under the Credit Agreement or any other Credit Document. From and after the date hereof, the Withdrawing Lender shall no longer be considered a "Lender" for purposes of the Credit Agreement and the other Credit Documents. The Withdrawing Lender agrees to return any Notes from the Borrowers in its possession upon payment in full of the Withdrawing Lender's pro rata share of all outstanding Loans and of any other fees and amounts owed by the Borrowers to the Withdrawing Lender.

  (D)  Joinder Provisions.
       ------------------

          1. Each Applicant Borrower hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such Applicant Borrower will be deemed to be a party to the Credit Agreement and a "Borrower" for all purposes of the Credit Agreement and the other Credit Documents, and shall have all of the obligations of a Borrower thereunder as if it has executed the Credit Agreement and the other Credit Documents. Each Applicant Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement and in the Credit Documents, including without limitation (i) all of the representations and warranties of the Credit Parties set forth in
     Section 6 of the Credit Agreement, as supplemented from time to time in accordance with the term thereof, and (ii) all of the affirmative and negative covenants set forth in Sections 7, 8, and 9 of the Credit Agreement.

          2. Each Applicant Borrower hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such Applicant Borrower will be deemed to be a party to the Security Agreement, and shall have all the obligations of an "Obligor" (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. Each Applicant Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting the generality of the foregoing terms of this paragraph, each Applicant Borrower hereby grants to the Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against any and all right, title and interest of such Applicant Borrower in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of such Applicant Borrower.

          3. Each Applicant Borrower hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such Applicant Borrower will be deemed to be a party to the Pledge Agreement, and shall have all the obligations of a "Pledgor" thereunder as if it had executed the Pledge Agreement. Each Applicant Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the Pledge Agreement. Without limiting the generality of the foregoing terms of this paragraph, each Applicant Borrower hereby pledges and assigns to the Agent, for the benefit of the Lenders, and grants to the Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of such Applicant Borrower in and to Pledged Stock (as such term is defined in Section 1 of the Pledge Agreement) and the other Collateral (as such term is defined in Section 1 of the Pledge Agreement).

          4. Each Applicant Borrower acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto, the Pledge Agreement and the schedules and exhibits thereto and the Security Agreement and the schedules and exhibits relating thereto. The Schedules to the Credit Agreement, the Pledge Agreement and the Security Agreement are amended and restated in their entirety and attached hereto.

          5. The Company confirms that all of its and its Subsidiaries' obligations under the Credit Agreement are, and upon each Applicant Borrower becoming a Borrower shall continue to be, in full force and effect. The Company further confirms that immediately upon each Applicant Borrower becoming a Borrower the term "Obligations", as used in the Credit Agreement, shall include all Obligations of such Applicant Borrower under the Credit Agreement and under each other Credit Document.

          6. Each Applicant Borrower hereby agrees that upon becoming a Borrower it will assume all Obligations of a Borrower as set forth in the Credit Agreement. By its execution of this Amendment, each Applicant Borrower appoints each of Paul Ingersoll, Vice President and Secretary and Dennis O'Connor, Chief Financial Officer, of National Equipment Services, Inc., to be its attorneys ("its Attorneys") and in its name and on its behalf and as its act and deed or otherwise to sign all documents and carry out all such acts as are necessary or appropriate in connection with executing any Notice of Borrowing, Notice of Extension/Conversion or any Borrowing Base Certificate or any security documents (the "Documents") in connection with the Credit Agreement, provided that such Documents are in substantially the form provided therefor in the applicable exhibits thereto. This Power of Attorney shall be valid for the duration of the term of the Credit Agreement. The Applicant Borrower hereby undertakes to ratify everything which either of its Attorneys shall do in order to execute the Documents mentioned herein.

    (B)   Waiver.
          ------

    Compliance with Section 8.4 of the Credit Agreement as in effect immediately prior to the effectiveness of this amendment is hereby forever waived.

       (E)   Representations and Warranties.
             ------------------------------

       Each Borrower hereby represents and warrants that (i) the representations and warranties contained in Section 6 of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date (except for those representations and warranties which by their terms relate solely to an earlier date) and after giving effect to the amendments contained herein and the amended and restated Schedules to the Credit Documents attached hereto, (ii) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof and after giving effect to the amendments contained herein, (iii) it has the corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment and
(iv) it has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by general principles of equity.

    (F)   Conditions to Effectiveness. This Amendment shall become effective
          ---------------------------
upon satisfaction of the following conditions precedent:

             1. Receipt by the Agent of executed replacement Revolving Notes substantially in the form attached to the Credit Agreement.

             2.    Receipt by the Agent of the following:

                   (a) Copies of the articles or certificates of incorporation or other charter documents of each Applicant Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Applicant Borrower to be true and correct as of the date hereof.

                    (b) A copy of the bylaws of each Applicant Borrower certified by a secretary or assistant secretary of such Applicant Borrower to be true and correct as of the date hereof.

                    (c) Copies of resolutions of the Board of Directors of each Borrower approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Borrower to be true and correct and in force and effect as of the date hereof.

                    (d) Copies of (i) certificates of good standing, existence or its equivalent with respect to each Applicant Borrower certified as of a recent date by the appropriate governmental authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect and (ii) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                    (e) An incumbency certificate of each Applicant Borrower certified by a secretary or assistant secretary to be true and correct as of the date hereof.

                    (f) New and/or amended UCC-1 financing statements for the Borrowers, as appropriate.

                    (g) UCC search reports for the Acquired Companies acquired since the acquisition of MST Enterprises, Inc. (the "New Acquired
                                                                    ------------
               Companies").
               ---------

                    (h) Stock certificates of the Applicant Borrowers and undated stock powers executed in blank.

                    (i) Acknowledgment Agreements with respect to all leased and mortgaged properties of the Applicant Borrowers.

                    (j)  Copies of final executed Acquisition Documents.

               3. Receipt by the Agent of an opinion, or opinions (which shall cover, among other things, authority, legality, validity, binding effect, enforceability of this Amendment and, in the case of the Applicant Borrowers, attachment and perfection of liens), satisfactory to the Agent, addressed to the Agent and the Lenders and dated the Closing Date, from legal counsel to the Borrowers.

       (G) Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Exhibits and Schedules thereto) shall remain in full force and effect.

     (H) The Borrowers shall, on the effective date hereof, pay to the Agent, for the benefit of the Non-Withdrawing Lenders, an amendment fee equal to 0.125% of the aggregate Commitments in effect as of the date hereof to be shared among the Non-Withdrawing Lenders pro rata based on their respective Revolving Credit Commitment Percentages.

     (I) The Borrowers agree to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

     (J) Execution and delivery of this Amendment by the Borrowers shall constitute compliance with and satisfaction of the terms and conditions of
Section 7.16 of the Credit Agreement as such section applies to the New Acquired Companies.

     (K) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     (L) This Amendment and the Credit Agreement as amended hereby shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


BORROWER:                   NATIONAL EQUIPMENT SERVICES, INC.

                         By: /s/ Paul R. Ingersoll
                            ------------------------------
                         Name: Paul R. Ingersoll
                         Title: Vice President


                         NES ACQUISITION CORP.

                         By: /s/ Paul R. Ingersoll
                            ------------------------------
                         Name: Paul R. Ingersoll
                         Title: Vice President


                         BAT ACQUISITION CORP.

                         By: /s/ Paul R. Ingersoll
                            ------------------------------
                         Name: Paul R. Ingersoll
                         Title: Vice President


                         NES EAST ACQUISITION CORP.


                         By: /s/ Paul R. Ingersoll
                            ------------------------------
                         Name: Paul R. Ingersoll
                         Title: Vice President


                         NES MICHIGAN ACQUISITION CORP.

                         By: /s/ Paul R. Ingersoll
                            ------------------------------
                         Name: Paul R. Ingersoll
                         Title: Vice President


                         ALBANY LADDER COMPANY, INC.

                         By: /s/ Paul R. Ingersoll
                            ------------------------------
                         Name: Paul R. Ingersoll
                         Title: Vice President

                         Name:
                         Title:


AGENT:                   FIRST UNION COMMERCIAL CORPORATION,
                         as Agent and a Lender

                         By:  /s/ Eric M. Butler
                             --------------------
                         Name:   Eric M. Butler
                         Title: Senior Vice President

LENDERS:

                         AMERICAN NATIONAL BANK AND TRUST
                         COMPANY OF CHICAGO, as a Lender

                         By:    /s/ David Weislogel
                                -------------------
                         Name:      David Weislogel
                         Title:


                         COMERICA BANK,
                         as a Lender

                         By:    /s/ Gregory N. Block
                                --------------------
                         Name:      Gregory N. Block
                         Title:     Vice President


                         THE CIT GROUP/BUSINESS CREDIT, INC.,
                         as a Lender

                         By:    /s/ Mary Jones
                                ---------------------
                         Name:      Mary Jones
                         Title:     Vice President


                         BANKERS TRUST COMPANY,
                         as a Lender

                         By:    /s/ Robert R. Telesca
                                ---------------------
                         Name:      Robert R. Telesca
                         Title:     Assistant Vice President


                         HARRIS TRUST AND SAVINGS BANK,
                         as a Lender

                         By:    /s/ John M. Dillon
                                ---------------------
                         Name:      John M. Dillon
                         Title:     Vice President

                         HELLER FINANCIAL, INC.,
                         as a Lender

                         By:    /s/ Tara Hopkins
                                --------------------
                         Name:      Tara Hopkins
                         Title:     Vice President


                         MERCANTILE BUSINESS CREDIT, INC.,
                         as a Lender

                         By:    /s/ Carolyn M. Rooney
                                ----------------------
                         Name:      Carolyn M. Rooney
                         Title:     Vice President


                         BANKBOSTON, N.A.

                         By:    /s/ Gregory R.D. Clark
                                ----------------------
                         Name:      Gregory R.D. Clark
                         Title:     Managing Director

                                 SCHEDULE 1.1A
                                 -------------

                            LENDERS AND COMMITMENTS


                                                            REVOLVING
                                         REVOLVING            CREDIT
                                          CREDIT            COMMITMENT
LENDER                                  COMMITMENT          PERCENTAGE
------                                  ----------          -----------
First Union Commercial
Corporation                            $ 25,000,000          17.85714%

American National Bank
and Trust Company of Chicago           $ 25,000,000          17.85714%

Comerica Bank                          $ 23,000,000          16.42857%

The CIT Group/
Business Credit, Inc.                  $ 18,000,000          12.85714%

Harris Trust and Savings Bank          $ 18,000,000          12.85714%

Mercantile Business Credit, Inc.       $ 13,000,000           9.28571%

Heller Financial, Inc.                 $ 10,000,000           7.14286%

Bankers Trust Company                  $  8,000,000           5.71429%

TOTAL                                  $140,000,000             100.0%
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